UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2022 (April 26, 2022)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant’s principal executive office)	(Zip code)

(518) 218-2550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNLH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2022, Soluna Holdings, Inc., a Nevada corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Univest Securities, LLC, as representative of the several underwriters named therein, in connection with the offer and sale to such underwriters, in a firm commitment public offering (the “Underwritten Offering”) of 525,714 shares (the “Underwritten Shares”) of the Company’s 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, with a $25.00 liquidation preference per share (the “Series A Preferred Stock”). Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 45-day option to purchase up to an additional 78,857 shares (the “Option Shares”) of the Series A Preferred Stock on the same terms as the Shares sold in the Offering (the “Over-Allotment Option”). On April 29, 2022, the Company closed the Underwritten Offering and issued and sold 525,714 shares of Series A Preferred Stock pursuant to the Underwriting Agreement for aggregate gross proceeds of approximately $9.2 million less underwriting discounts of 7.0% ($0.6 million) and other offering fees and expenses, resulting in aggregate net proceeds to the Company of approximately $8.56 million. In the event that the Over-Allotment Option is exercised by the underwriters in full, that would result in additional aggregate gross proceeds of approximately $1.38 million less applicable underwriter discounts and other offering fees and expenses. The Company intends to use the net proceeds from the Offerings (as defined below) primarily for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software and real property (i.e., land and buildings) and business, and for working capital and general corporate purposes, which include, but are not limited to, operating expenses.

Also pursuant to the Underwriting Agreement, the Company agreed to issue to the Univest Securities, LLC, in connection with the Underwritten Offering, warrants to purchase up to a number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), representing 5% of the Underwritten Shares and any Option Shares sold, at an initial exercise price of $9.152 per share, subject to certain adjustments (the “Underwriter’s Warrants”). On April 29, 2022, the Company issued to Univest Securities, LLC or its designee Underwriter’s Warrants to purchase up to 26,285 shares of Common Stock. In the event all of the Option Shares are sold, the Company will issue additional Underwriter’s Warrants to purchase up to 3,942 shares of Common Stock to Univest Securities, LLC or its designee.

Concurrently with the Underwritten Offering, on April 29, 2022, pursuant to certain outstanding promissory notes in an aggregate principal amount of $20 million (the “Notes”) issued to certain institutional lenders (the “Lenders”), which Notes provide the Lenders with an option to elect that such Notes be repaid by the Company in shares of Series A Preferred Stock and subscription agreements, each dated April 29, 2022, by and between the Company and each of the Lenders (the “Subscription Agreements”), the Company issued an aggregate of 1,142,857 shares of Series A Preferred Stock (the “Registered Direct Shares” and, collectively with the Underwritten Shares, the “Shares”) in full satisfaction of the Company’s obligations under the Notes in a registered direct offering (the “Registered Direct Offering” and, together with the Underwritten Offering, the “Offerings”) . The Registered Direct Offering was made without an underwriter, placement agent, broker or dealer.

The Underwritten Shares and the Option Shares offered in the Underwritten Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement, dated April 26, 2022 (the “Underwritten Final Prospectus Supplement”) to the base prospectus included in the Company’s registration statement on Form S-3, as amended (File No. 333-261427), declared effective by the Securities and Exchange Commission (“SEC”) on December 16, 2021 (the “Registration Statement”), and the Registered Direct Shares issued in the Registered Direct Offering were registered under the Securities Act pursuant to a separate prospectus supplement dated April 26, 2022 (the “Registered Direct Final Prospectus Supplement” and, together with the Underwritten Prospectus Supplement, the “Final Prospectus Supplements”) to the base prospectus included in Registration Statement. Each of the Final Prospectus Supplements was filed with the SEC on April 29, 2022 and is available on the SEC’s website at http://www.sec.gov. Copies of the Underwritten Prospectus Supplement may be obtained from the SEC’s website or from Univest Securities, LLC, 75 Rockefeller Plaza, Suite 18C, New York, NY, 10019, by phone (212) 343-8888 or e-mail info@univest.us.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary indemnification rights and obligations of the parties thereto. The foregoing descriptions of the Underwriting Agreement, Underwriter’s Warrants and Subscription Agreement are qualified in their entirety by reference to the full texts of the Underwriting Agreement, form of Underwriter’s Warrants and form of Subscription Agreement, copies of which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated in this Item 1.01 by reference and into the Registration Statement.

The Company is filing the opinion of its counsel, Sullivan & Worcester LLP, relating to the legality of the issuance and sale of the Shares and the Option Shares as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement.

Item 8.01 Other Events.

On April 26, 2022, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 8.01 by reference. On April 29, 2022, the Company issued a press release announcing the closing of the Offerings. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated in this Item 8.01 by reference.

This Form 8-K and Exhibits 99.1 and 99.2 contain forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks that may be included in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and between the Company and Univest Securities, LLC, as representative of the several underwriters named therein, dated April 26, 2022.

4.1	Form of Underwriter’s Warrant

5.1	Opinion of Sullivan & Worcester LLP.

10.1	Form of Subscription Agreement

99.1	Press Release of Soluna Holdings, Inc., dated April 26, 2022.

99.2	Press Release of Soluna Holdings, Inc., dated April 29, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2022	SOLUNA HOLDINGS, INC.

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer